Exhibit 10.10

AMENDMENT No. 2 TO LOAN AND AIRCRAFT SECURITY AGREEMENT (S/N 3004)

This Amendment No. 2 is dated February 14, 2007 and amends the Loan and Aircraft Security Agreement (S/N 3004) dated as of October 29, 2004, as amended (the “Agreement”), entered into by and between Banc of America Leasing & Capital, LLC (formerly known as Fleet Capital Corporation), as lender, (“Lender”) and Willis Lease Finance Corporation, a Delaware corporation, as customer, (“Customer”).

RECITALS

A.                                        Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan.

B.                                          Lender and Customer entered into that certain Loan and Certificate of Acceptance dated as of October 29, 2004 (collectively the “Loan”), which document was recorded as one document with the Federal Aviation Administration (“FAA”) on November 30, 2004 and assigned conveyance number M005128 regarding a certain Canadair Ltd. Model CL-600 (Challenger 601-1A) aircraft bearing U.S. Registration Mark N45PH and manufacturer’s serial number 3004 (the “Aircraft”), as amended by Loan Amendment No. 1 (“Amendment No.1”) dated December 9, 2004. The Loan and Amendment No. 1 are collectively referred to hereafter as the “Agreement”;

C.                                          Pursuant to the Agreement, Customer is required to maintain a comprehensive aircraft liability insurance policy against bodily injury or property damage claims including, without limitation, contractual liability, premises damage, public liability, death and property damage liability, public and passenger legal liability coverage in an amount not less than $200,000,000.00 for each single occurrence;

D.                                    Customer has requested that Lender consent to a reduction in the combined liability for bodily injury and property damage including passenger, premises, contractual and war risk and allied perils coverage from $200,000,000.00 to $150,000,000.00 for each occurrence; and,

E.                                      Lender has given its consent to Customer’s request and has agreed to amend the Loan.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                                       Subsection 4.6(a)(i)(A) of the Agreement is hereby deleted in its entirety, and the following new Subsection 4.6(a)(i)(A) is inserted in substitution:

4.6(a)(1)                                                 (A) comprehensive aircraft liability insurance against bodily injury or property damage claims including, without limitation, contractual liability, premises damage, public liability, death and property damage liability, public and passenger legal liability coverage in an amount not less than $150,000,000.00.

2.                                       Affirmation. Customer hereby affirms and ratifies its obligations under the Agreement and agrees that the Agreement is in full Force and effect, except as otherwise amended hereby.

3.                                  Representations. Customer hereby represents, warrants and covenants to Lender that (i) this Amendment is enforceable against Customer in accordance with its terms; (ii) Customer shall execute and deliver this Amendment to Lender; (iii) Customer shall deliver to Lender a Certificate of Insurance Coverage certifying Bodily Injury and Property Damage coverage insured at $150,000,000.00; (iv) all other provisions concerning insurance coverage in connection with the Agreement shall remain in full force and effect, and (v) that no Default or Event of Default presently exists.

4.                                       Miscellaneous. This Amendment, together with the Agreement, constitute the entire agreement between the parties hereto, and supersede all prior or contemporaneous agreements, communications and understandings, both written or oral with respect to the subject matter of this Amendment. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts.

Except as expressly modified or amended by this Amendment, the terms and conditions of the Loan shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment by their respective duly authorized representative as of the date and year first above written.

Banc of America Leasing & Capital,		WILLIS LEASE FINANCE CORPORATION
LLC (as successor by merger with Fleet
Capital corporation)

By:	/s/ Rhonda Maggiacomo	By:	/s/ Bradley S. Forsyth
Name:	Rhonda Maggiacomo	Name:	Bradley S. Forsyth
Title:	Sr. Vice President	Title:	Senior Vice President
Chief Financial Officer